Exhibit 99.01
Valero Energy Corporation Reports 2009 Fourth Quarter and Annual Results
SAN ANTONIO, January 27, 2010 — Valero Energy Corporation (NYSE: VLO) today reported for the fourth quarter of 2009 a loss from continuing operations, excluding special items, of $155 million, or $0.28 per share. This compares to fourth quarter 2008 income from continuing operations, excluding special items, of $795 million, or $1.53 per share. On a GAAP basis, the company reported a fourth quarter 2009 loss from continuing operations of $182 million, or $0.32 per share, compared to a fourth quarter 2008 loss from continuing operations of $3.2 billion, or $6.22 per share. A reconciliation of special items for all periods shown is included in the accompanying financial tables.
For the year ended December 31, 2009, the company reported a loss from continuing operations, excluding special items, of $55 million, or $0.10 per share. This compares to full-year 2008 income from continuing operations, excluding special items, of $2.8 billion, or $5.35 per share. The company reported on a GAAP basis a loss from continuing operations of $352 million, or $0.65 per share, for the full-year 2009, compared to a loss from continuing operations of $1.0 billion, or $1.93 per share, for the full-year 2008. For all periods shown, discontinued operations relate to the Delaware City, Delaware refinery, which the company shut down in the fourth quarter of 2009.
The fourth quarter 2009 operating loss, excluding special items, was $179 million, compared to fourth quarter 2008 operating income, excluding special items, of $1.3 billion. The decline in operating income, excluding special items, was primarily due to a significant decline in discounts on sour crude oil and other feedstocks coupled with lower margins on diesel and jet fuel. Also contributing to the decrease in operating income was the unfavorable effect from a year-end 2009 LIFO decrement of $66 million before taxes, versus the favorable effect of a year-end 2008 LIFO increment of $327 million before taxes. On a GAAP basis, the fourth quarter 2009 operating loss was $221 million, compared to a fourth quarter 2008 operating loss of $2.8 billion.
Regarding cash flows in the fourth quarter of 2009, the company’s capital spending was $600 million, of which $114 million was for turnaround and catalyst expenditures. The company paid $85 million in dividends on its common stock in the fourth quarter of 2009 and ended the year with $825 million in cash and temporary cash investments.
“Weak demand, narrow margins, and low discounts in the fourth quarter exemplified how difficult refining conditions were in 2009,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “While 2009 may have been the bottom for refining profitability, there’s too much inventory and spare refining capacity in the industry right now for margins to rebound quickly. Economic growth will help demand recover in 2010, but we also expect new refining capacity to come online in the U.S. and around the world. Therefore, 2010 is expected to be another challenging year for the industry while refiners close marginal capacity and wait for demand growth to work down spare capacity.”

“However, assuming another year of low margins like in 2009, Valero should be profitable in 2010 because of the strategic actions we have taken to improve our competitive position,” continued Klesse. “In our refining system, we have shut down unprofitable capacity and continue to reduce costs. For example, refinery operating expenses in 2009 excluding depreciation and amortization fell $900 million versus 2008. Approximately $215 million of the savings was due to our aggressive cost-reduction efforts, and most of the remainder was a result of lower energy and natural gas prices.
“We also reduced capital spending plus turnaround and catalyst expenditures to $2.7 billion in 2009, which is down $580 million from 2008. We expect the savings to continue into 2010 with a full year budget planned at $2 billion.
“Looking back on our investment in the ethanol business in 2009, our timing could not have been better. We bought high-quality ethanol plants at a fraction of replacement cost, just before ethanol margins turned higher. With $94 million of operating income in the fourth quarter and a total of $165 million operating income in less than three full quarters of operations, our returns have been excellent. In 2010, we look forward to integrating the two additional plants we recently acquired.
“Consistent with our strategy to upgrade our portfolio, we announced last week that we are in advanced negotiations to sell our assets in Delaware City. In Aruba, we have agreed with the government on a framework for a new tax structure that has the potential to enhance Valero’s strategic alternatives for the refinery. We will continue to review our portfolio and focus our capital spending on our best plants.
“To maintain our financial strength, we have cut our quarterly dividend to five cents per share, and we remain focused on reducing overhead costs,” Klesse said. “For 2010, we have targeted another $100 million of pre-tax cost reductions throughout our system, and we will continue to seek additional ways to improve our competitiveness.”
Valero Energy Corporation is a Fortune 500 company based in San Antonio with approximately 21,000 employees. The company owns or operates 15 refineries with a combined throughput capacity of approximately 2.8 million barrels per day. Valero is also a leading ethanol producer with nine ethanol plants in the Midwest with a combined capacity of 1 billion gallons per year, and is one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon brands. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009 (1) (2)	2008 (2)	2009 (1) (2)	2008 (2) (3)
STATEMENT OF INCOME DATA:
Operating Revenues (4)	$18,867	$17,832	$68,144	$113,136

Costs and Expenses:
Cost of Sales	17,529	14,920	61,959	101,830
Operating Expenses (5)	854	962	3,311	4,046
Retail Selling Expenses	180	189	702	768
General and Administrative Expenses	137	138	572	559
Depreciation and Amortization Expense	356	343	1,428	1,363
Gain on Sale of Krotz Springs Refinery (3)	—	—	—	(305)
Goodwill Impairment Loss (6)	—	4,028	—	4,028
Asset Impairment Loss (7)	32	43	230	86

Total Costs and Expenses	19,088	20,623	68,202	112,375

Operating Income (Loss)	(221)	(2,791)	(58)	761

Other Income (Expense), Net	33	42	17	113

Interest and Debt Expense:
Incurred	(133)	(116)	(520)	(451)
Capitalized	20	34	112	104

Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit)	(301)	(2,831)	(449)	527

Income Tax Expense (Benefit)	(119)	372	(97)	1,539

Loss from Continuing Operations	(182)	(3,203)	(352)	(1,012)

Loss from Discontinued Operations, Net of Income Taxes (2)	(1,226)	(75)	(1,630)	(119)

Net Loss	$(1,408)	$(3,278)	$(1,982)	$(1,131)

Loss per Common Share (8):
Continuing Operations	$(0.32)	$(6.22)	$(0.65)	$(1.93)
Discontinued Operations	(2.19)	(0.14)	(3.02)	(0.23)

Total	$(2.51)	$(6.36)	$(3.67)	$(2.16)

Weighted Average Common Shares Outstanding (in millions)	562	515	541	524

Loss per Common Share — Assuming Dilution:
Continuing Operations	$(0.32)	$(6.22)	$(0.65)	$(1.93)
Discontinued Operations	(2.19)	(0.14)	(3.02)	(0.23)

Total	$(2.51)	$(6.36)	$(3.67)	$(2.16)

Weighted Average Common Shares Outstanding- Assuming Dilution (in millions) (9)	562	515	541	524

	December 31,	December 31,
	2009	2008
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$825	$940

Total Debt	$7,400	$6,576

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009 (2)	2008 (2)	2009 (2)	2008 (2) (3)
Operating Income (Loss) by Business Segment:
Refining	$(226)	$(2,803)	$105	$995

Retail:
U.S.	30	140	170	260
Canada	31	23	123	109

Total Retail	61	163	293	369

Ethanol (1)	94	—	165	—

Total Before Corporate	(71)	(2,640)	563	1,364
Corporate	(150)	(151)	(621)	(603)

Total	$(221)	$(2,791)	$(58)	$761

Depreciation and Amortization by Business Segment:
Refining	$310	$302	$1,261	$1,214

Retail:
U.S.	18	19	70	70
Canada	9	9	31	35

Total Retail	27	28	101	105

Ethanol (1)	6	—	18	—

Total Before Corporate	343	330	1,380	1,319
Corporate	13	13	48	44

Total	$356	$343	$1,428	$1,363

Operating Highlights:
Refining:
Throughput Margin per Barrel	$4.63	$11.03	$5.85	$11.10

Operating Costs per Barrel (7):
Refining Operating Expenses	$4.03	$4.19	$3.79	$4.46
Depreciation and Amortization	1.59	1.32	1.52	1.34

Total Operating Costs per Barrel	$5.62	$5.51	$5.31	$5.80

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	393	621	458	588
Medium/Light Sour Crude	458	594	516	586
Acidic Sweet Crude	27	87	65	79
Sweet Crude	692	559	632	604
Residuals	181	174	171	197
Other Feedstocks	100	154	153	140

Total Feedstocks	1,851	2,189	1,995	2,194
Blendstocks and Other	272	305	277	283

Total Throughput Volumes	2,123	2,494	2,272	2,477

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,073	1,071	1,101	1,102
Distillates	699	870	748	871
Petrochemicals	71	62	68	70
Other Products (10)	299	488	364	436

Total Yields	2,142	2,491	2,281	2,479

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Refining Operating Highlights by Region (11):
Gulf Coast (3):
Operating Income (Loss)	$(84)	$628	$(56)	$3,267

Throughput Volumes (Mbbls per Day)	1,149	1,420	1,274	1,404

Throughput Margin per Barrel	$4.83	$10.26	$5.13	$11.57

Operating Costs per Barrel (7):
Refining Operating Expenses	$3.93	$4.15	$3.71	$4.50
Depreciation and Amortization	1.69	1.29	1.54	1.30

Total Operating Costs per Barrel	$5.62	$5.44	$5.25	$5.80

Mid-Continent:
Operating Income (Loss)	$(8)	$66	$189	$580

Throughput Volumes (Mbbls per Day)	405	416	387	423

Throughput Margin per Barrel	$4.69	$7.24	$6.52	$9.27

Operating Costs per Barrel (7):
Refining Operating Expenses	$3.48	$4.21	$3.66	$4.24
Depreciation and Amortization	1.41	1.28	1.53	1.29

Total Operating Costs per Barrel	$4.89	$5.49	$5.19	$5.53

Northeast (2):
Operating Income (Loss)	$(23)	$448	$63	$887

Throughput Volumes (Mbbls per Day)	343	386	344	374

Throughput Margin per Barrel	$4.36	$17.48	$5.18	$11.60

Operating Costs per Barrel (7):
Refining Operating Expenses	$3.93	$3.77	$3.40	$3.91
Depreciation and Amortization	1.19	1.11	1.28	1.21

Total Operating Costs per Barrel	$5.12	$4.88	$4.68	$5.12

West Coast:
Operating Income (Loss)	$(79)	$126	$252	$375

Throughput Volumes (Mbbls per Day)	226	272	267	276

Throughput Margin per Barrel	$3.90	$11.75	$9.16	$10.84

Operating Costs per Barrel (7):
Refining Operating Expenses	$5.70	$4.95	$4.83	$5.36
Depreciation and Amortization	1.96	1.78	1.74	1.77

Total Operating Costs per Barrel	$7.66	$6.73	$6.57	$7.13

Operating Income (Loss) for Regions Above	$(194)	$1,268	$448	$5,109
Asset Impairment Loss Applicable to Refining (7)	(32)	(43)	(229)	(86)
Goodwill Impairment Loss (6)	—	(4,028)	—	(4,028)
Loss Contingency Accrual Related to Aruban Tax Matter (12)	—	—	(114)	—

Total Refining Operating Income (Loss)	$(226)	$(2,803)	$105	$995

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Retail — U.S.:
Company-Operated Fuel Sites (Average)	994	1,010	999	973
Fuel Volumes (Gallons per Day per Site)	4,866	5,009	4,983	5,000
Fuel Margin per Gallon	$0.142	$0.389	$0.154	$0.229
Merchandise Sales	$283	$278	$1,171	$1,097
Merchandise Margin (Percentage of Sales)	27.8%	29.7%	28.9%	29.9%
Margin on Miscellaneous Sales	$21	$25	$87	$99
Selling Expenses	$115	$130	$464	$505

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,169	3,262	3,159	3,193
Fuel Margin per Gallon	$0.275	$0.240	$0.260	$0.268
Merchandise Sales	$55	$44	$201	$200
Merchandise Margin (Percentage of Sales)	28.7%	28.2%	29.0%	28.5%
Margin on Miscellaneous Sales	$8	$7	$33	$36
Selling Expenses	$65	$59	$238	$263

Ethanol (1):
Ethanol Production (Thousand Gallons per Day)	2,222	N/A	1,479	N/A
Gross Margin per Gallon of Ethanol Production	$0.81	N/A	$0.65	N/A
Operating Costs per Gallon of Ethanol Production:
Ethanol Operating Expenses	$0.32	N/A	$0.31	N/A
Depreciation and Amortization	0.03	N/A	0.03	N/A

Total Operating Costs per Gallon of Ethanol Production	$0.35	N/A	$0.34	N/A

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast):
West Texas Intermediate (WTI) Crude Oil	$76.06	$58.49	$61.69	$99.56
WTI Less Sour Crude Oil (13)	$3.01	$5.23	$1.69	$5.20
WTI Less Mars Crude Oil	$2.28	$5.32	$1.36	$6.13
WTI Less Maya Crude Oil	$6.72	$13.69	$5.19	$15.71

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$3.90	$(3.56)	$7.61	$4.85
No. 2 Fuel Oil Less WTI	$5.68	$15.89	$6.22	$18.35
Ultra-Low-Sulfur Diesel Less WTI	$6.33	$18.71	$8.02	$22.96
Propylene Less WTI	$3.93	$(14.41)	$(1.31)	$(3.69)
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$4.77	$(1.63)	$8.01	$4.46
Low-Sulfur Diesel Less WTI	$7.17	$21.18	$8.26	$24.12
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$5.62	$(0.35)	$7.99	$3.22
No. 2 Fuel Oil Less WTI	$6.41	$18.35	$7.37	$20.23
Lube Oils Less WTI	$27.56	$119.91	$37.30	$68.79
U.S. West Coast:
CARBOB 87 Gasoline Less WTI	$7.79	$3.32	$15.75	$9.93
CARB Diesel Less WTI	$8.55	$16.65	$9.86	$22.59

VALERO ENERGY CORPORATION AND SUBSIDIARIES
RECONCILIATION OF RESULTS FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS
(Millions of Dollars, Except Earnings (Loss) per Common Share Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating Income (Loss):

Operating Income (Loss) from Continuing Operations per Generally Accepted Accounting Principles	$(221)	$(2,791)	$(58)	$761

Operating Income (Loss) Related to Special Items:
Gain on Sale of Krotz Springs Refinery (3)	—	—	—	305
Early Retirement/Severance Costs at Paulsboro Refinery (5)	(10)	—	(10)	—
Goodwill Impairment Loss (6)	—	(4,028)	—	(4,028)
Asset Impairment Loss (7)	(32)	(43)	(230)	(86)
Aruba Loss Contingency Accrual for Turnover Tax (12)	—	—	(114)	—

Total Operating Income (Loss) Related to Special Items	(42)	(4,071)	(354)	(3,809)

Operating Income (Loss) from Continuing Operations Excluding Special Items	$(179)	$1,280	$296	$4,570

Income (Loss) from Continuing Operations:

Loss from Continuing Operations per Generally Accepted Accounting Principles	$(182)	$(3,203)	$(352)	$(1,012)

After-Tax Income (Loss) Related to Special Items:
Gain on Sale of Krotz Springs Refinery (3)	—	—	—	170
Early Retirement/Severance Costs at Paulsboro Refinery (5)	(7)	—	(7)	—
Goodwill Impairment Loss (6)	—	(3,970)	—	(3,970)
Asset Impairment Loss (7)	(20)	(28)	(150)	(56)
Aruba Loss Contingency Accrual for Turnover/Dividend Withholding Taxes (12)	—	—	(140)	—

Total After-Tax Loss Related to Special Items	(27)	(3,998)	(297)	(3,856)

Income (Loss) from Continuing Operations Excluding Special Items	$(155)	$795	$(55)	$2,844

Earnings (Loss) per Share Excluding Special Items	$(0.28)	$1.53	$(0.10)	$5.35

Weighted Average Common Shares Outstanding for Calculation of Earnings (Loss) per Common Share Excluding Special Items (9)	562	520	541	531

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)
(1)
The information presented for the three and twelve months ended December 31, 2009 includes the operations related to the acquisition of certain ethanol plants from VeraSun Energy Corporation. Ethanol plants located in Charles City, Fort Dodge and Hartley, Iowa; Aurora, South Dakota; and Welcome, Minnesota were purchased on April 1, 2009, and ethanol plants in Albert City, Iowa and Albion, Nebraska were purchased on April 9, 2009 and May 8, 2009, respectively. The ethanol production volumes reflected in this earnings release for the twelve months ended December 31, 2009 are based on 365 calendar days rather than the actual daily production, which varied by facility.

(2)
Due to the permanent shutdown of Valero’s refinery in Delaware City, Delaware during the fourth quarter of 2009, the results of operations of the Delaware City Refinery for all periods presented, as well as costs associated with the shutdown, are reflected as discontinued operations in this earnings release. The refining operating highlights, both consolidated and for the Northeast Region, presented in this earnings release exclude the Delaware City Refinery for all periods.

(3)
Effective July 1, 2008, Valero sold its Krotz Springs Refinery to Alon Refining Krotz Springs, Inc. (Alon), a subsidiary of Alon USA Energy, Inc. The nature and significance of Valero’s post-closing participation in an offtake agreement with Alon represents a continuation of activities with the Krotz Springs Refinery for accounting purposes, and as such the results of operations related to the Krotz Springs Refinery have not been presented as discontinued operations in the Statement of Income Data for the twelve months ended December 31, 2008. The refining operating highlights, both consolidated and for the Gulf Coast region, presented in this earnings release include the Krotz Springs Refinery for the twelve months ended December 31, 2008. The pre-tax gain of $305 million ($170 million after tax) on the sale of the Krotz Springs Refinery is included in the Gulf Coast operating income for the twelve months ended December 31, 2008, but it is not included in any of the per-barrel amounts presented.

(4)
Includes excise taxes on sales by Valero’s U.S. retail system of $214 million and $211 million for the three months ended December 31, 2009 and 2008, respectively, and $873 million and $816 million for the twelve months ended December 31, 2009 and 2008, respectively.

(5)
Operating expenses for the three months and twelve months ended December 31, 2009 include a pre-tax charge of $10 million ($7 million after tax) related to early retirement and severance costs at Valero’s refinery in Paulsboro, New Jersey. These expenses are included in the consolidated and Northeast region operating costs per barrel presented herein. Excluding these expenses, consolidated refining operating expenses per barrel would be $3.98 and $3.78 for the three months and twelve months ended December 31, 2009, respectively, and refining operating expenses per barrel for the Northeast region would be $3.61 and $3.32 for the three months and twelve months ended December 31, 2009, respectively.

(6)
During the fourth quarter of 2008, Valero determined that the goodwill in all four of its reporting units was impaired, which resulted in a pre-tax and after-tax goodwill impairment loss of $4.0 billion in that quarter related to continuing operations. The goodwill impairment loss is included in the total refining segment operating income but is excluded from the regional operating income amounts and the consolidated and regional refining statistics presented herein in order to make that information comparable between periods.

(7)
The asset impairment losses for the three months and twelve months ended December 31, 2009 relate primarily to the permanent cancellation of certain capital projects classified as “construction in progress” as a result of the unfavorable impact of the continuing economic slowdown on refining industry fundamentals. Losses resulting from the permanent cancellation of certain capital projects in prior periods have been reclassified from Operating Expenses and presented separately for comparability with the 2009 presentation. The asset impairment loss amounts for all periods have been excluded from operating costs in determining operating costs per barrel, resulting in an adjustment to the operating costs per barrel previously reported in 2008. The after-tax amounts pertaining to the asset impairment losses reflected in the Statement of Income Data are as follows: $20 million for the three months ended December 31, 2009; $28 million for the three months ended December 31, 2008; $150 million for the twelve months ended December 31, 2009; and $56 million for the twelve months ended December 31, 2008.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)
(8)
Effective January 1, 2009, Valero adopted certain new accounting rules that require restricted stock granted under Valero’s stock-based compensation plans to be treated as participating securities under the two-class method of determining basic earnings per common share. Basic earnings per common share for prior periods are to be adjusted to conform to these new rules. The adoption of the new rules did not have any effect on the calculation of basic earnings per common share for the three months and twelve months ended December 31, 2009 and 2008.

(9)
Common equivalent shares have been excluded from the computation of diluted loss per common share for the three months and twelve months ended December 31, 2009 and 2008 as the effect of including such shares would be antidilutive. However, common equivalent shares have been included in determining earnings per common share excluding special items for the three months and twelve months ended December 31, 2008.

(10)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.
(11)
The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs (prior to its sale effective July 1, 2008), St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent-McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City and Paulsboro Refineries; and West Coast- Benicia and Wilmington Refineries.

(12)
A pre-tax and after-tax loss contingency accrual of $140 million was recorded in the third quarter of 2009 related to Valero’s dispute with the Government of Aruba regarding a turnover tax on export sales as well as other tax matters. The portion of the loss contingency accrual that relates to the turnover tax ($114 million) was recorded in cost of sales and therefore is included in refining operating income (loss) for the twelve months ended December 31, 2009; however, it has been excluded in determining throughput margin per barrel.

(13)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.